As filed with the Securities and Exchange Commission on March 8, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UIL HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	06-1541045
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

157 Church Street

New Haven, CT 06506

(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

UIL HOLDINGS CORPORATION

2012 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Linda L. Randell

Senior Vice President, General Counsel and Chief Compliance Officer

UIL Holdings Corporation

157 Church Street

New Haven, CT 06506

203-499-2000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Michael Grundei

Wiggin and Dana LLP

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

203-363-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock (no par value)	250,000	$34.69	$8,672,500	$993.87

(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for purposes of calculating the registration fee and are based on the average of high and low prices of the Common Stock on the New York Stock Exchange on March 5, 2012, in accordance with Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”) and are not being filed with or included in this Registration Statement.

Item 1.	Plan Information.

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by UIL Holdings Corporation (the “Company” or the “Registrant”) pursuant to the Securities Exchange of 1934, as amended (the “Exchange Act”), are incorporated by reference herein.

(a)	Current Reports on Form 8-K filed January 17, 2012, February 1, 2012 and February 16, 2012;

(b)	Annual Report on Form 10-K for the year ended December 31, 2011 filed February 22, 2012; and

(c)	Registration Statement on Form 8-A filed July 20, 2000.

In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant will provide, without charge, to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the Corporate Secretary, UIL Holdings Corporation, 157 Church Street, New Haven, Connecticut, 06506.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 33-771(a) of the Connecticut Business Corporation Act (CBCA) provides that the Registrant may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is a director of the Registrant against liability incurred in the proceeding if such individual acted in good faith and reasonably believed, in the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the Registrant, and, in all other cases, that his or her conduct was at least not opposed to the best interests of the Registrant. For indemnification in the case of any criminal proceeding, a director must have had no reasonable cause to believe his or her conduct was unlawful. Section 33-776 of the CBCA provides that the Registrant may, subject to the determination and authorization requirements of Section 33-775, indemnify an individual who is a party to a proceeding because he or she is an officer of the Company to the same extent as if the individual was a director of the Registrant under Section 33-771.

The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that a director did not meet the relevant standard of conduct described in Section 33-771 of the CBCA. Section 33-771(d) of the CBCA provides that, unless ordered by a court, the Registrant shall not indemnify a director under Section 33-771 of the CBCA in connection with a proceeding by or in the right of the Registrant (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771 of the CBCA), or in connection with any proceeding with respect to conduct for which the director was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

Section 33-772 of the CBCA requires the Registrant to indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director was a party because he or she was a director of the Registrant, against reasonable expenses incurred by him or her in connection with the proceeding.

Section 33-773 of the CBCA provides that the Registrant may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director. The director is required to deliver a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 33-771 of the CBCA and an undertaking to repay any funds advanced if such director is not entitled to mandatory indemnification and it is ultimately determined that he or she has not met the relevant standard of conduct.

Section 33-775 of the CBCA provides that the Registrant shall not indemnify a director under Section 33-771 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in Section 33-771. For directors, the determination and authorization required by Section 33-775 may be made by, if there are two or more qualified directors, a majority vote of all the qualified directors or by a majority vote of the members of a committee of two or more qualified directors appointed by such a vote, by special legal counsel selected as set forth in Section 33-775, or by the shareholders (with shares owned by or voted under the control of a director who at the time is not an independent director not eligible to vote). For officers, the determination and authorization required by Section 33-775 may also be made by the general counsel of the Registrant or such other or additional officer or officers as the board of directors may specify.

Section 33-776 of the CBCA provides that the Registrant may indemnify and advance expenses under Sections 33-770 through 33-779 of the CBCA, inclusive, to an officer of the Registrant who is not a director, and who is made a party to a proceeding because he or she is an officer, to the same extent as the Registrant is permitted to provide the same to a director. An officer of the Registrant who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification under said section.

The Registrant’s certificate of incorporation contains provisions permitted under the CBCA relating to the personal liability of directors. The provisions limit the personal liability to the Registrant or the Registrant’s shareholders of a director for monetary damages for breach of duty as a director to an amount that is not more than the compensation received by that director for serving the Registrant during the year of the violation. The Registrant’s certificate of incorporation obligates the Registrant to indemnify a director to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and culpable violation of law by the director, (b) enabled the director or an associate, as defined in Section 33-840 of the CBCA, to receive an improper personal gain, (c) showed a lack of good faith and a conscious disregard for the duty of the director to the Registrant under circumstances in which the director was aware that his or her conduct or omission created an unjustifiable risk of serious injury to the Registrant, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director’s duty to the Registrant or (e) created liability under Section 33-757 of the CBCA.

The Registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act, and (b) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit No.
4.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011)

4.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2(a) to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A dated July 20, 2000)

4.4	UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2012)

5.1	Opinion of Wiggin and Dana LLP

23.1	Consent of Wiggin and Dana LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of the Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on March 8, 2012.

UIL HOLDINGS CORPORATION

By:	/s/ James P. Torgerson
James P. Torgerson
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James P. Torgerson and Richard J. Nicholas, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James P. Torgerson James P. Torgerson	Director, President and Chief Executive Officer (Principal Executive Officer)	March 8, 2012

/s/ Richard J. Nicholas Richard J. Nicholas	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 8, 2012

/s/ Steven P. Favuzza Steven P. Favuzza	Vice President and Controller (Principal Accounting Officer)	March 8, 2012

/s/ Thelma R. Albright Thelma R. Albright	Director	March 8, 2012

/s/ Arnold L. Chase Arnold L. Chase	Director	March 8, 2012

/s/ Betsy Henley-Cohn Betsy Henley-Cohn	Director	March 8, 2012

/s/ Suedeen G. Kelly Suedeen G. Kelly	Director	March 8, 2012

/s/ John L. Lahey John L. Lahey	Director	March 8, 2012

/s/ Daniel J. Miglio Daniel J. Miglio	Director	March 8, 2012

/s/ William F. Murdy William F. Murdy	Director	March 8, 2012

/s/ Donald R. Shassian Donald R. Shassian	Director	March 8, 2012

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefits plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on March 8, 2012.

UIL HOLDINGS CORPORATION NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Richard J. Nicholas
Richard J. Nicholas
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2011)

4.2	Bylaws, as amended (incorporated by reference to Exhibit 3.2(a) to the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form 8-A dated July 20, 2000)

4.4	UIL Holdings Corporation 2012 Non-Qualified Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2012)

5.1	Opinion of Wiggin and Dana LLP

23.1	Consent of Wiggin and Dana LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of the Registration Statement)